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                                                                     EXHIBIT 4.7

                         SUPPLEMENTAL INDENTURE NO. 4

     THIS SUPPLEMENTAL INDENTURE NO. 4 (the "Supplement") is dated as of June 10, 1998, among Empress River Casino Finance Corporation, a Delaware corporation (the "Company"), Empress Casino Joliet Corporation, f/k/a Empress River Casino Corporation, an Illinois corporation ("Empress"), Empress Casino Hammond Corporation, f/k/a Lake Michigan Charters, Ltd., an Indiana corporation ("Hammond Empress"), Hammond Residential, L.L.C., an Indiana limited liability company ("Hammond Residential"), Empress Entertainment, Inc., f/k/a LMC Leasing, Ltd., a Delaware corporation ("Hammond Leasing," and together with Empress, Empress Hammond and Hammond Residential, collectively referred to herein as the "Guarantors"), and U.S. Bank Trust National Association, f/k/a/ First Trust National Association, a national association, as Trustee ("Trustee"). Except as otherwise defined herein, terms used in this Supplement shall have the meanings assigned to them in the Indenture (as defined below).

                                   RECITALS

     WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture dated as of April 1, 1994, as supplemented by that certain Supplemental Indenture dated as of November 6, 1997, that certain Supplemental Indenture No. 2 dated as of February 23, 1998 and that certain Supplemental Indenture No. 3 dated as of April 29, 1998 (as so supplemented, the "Indenture"), pursuant to which the Company issued $150.0 million in 10.75% Senior Notes due 2002 (the "Notes"); and

     WHEREAS, Section 10.1(1) of the Indenture permits the Company or any Guarantor and the Trustee to enter into a supplemental indenture without the consent of any holders of the Notes in order to cure ambiguities or inconsistencies in the Indenture as long as such action does not adversely affect the interest of any holder of the Notes in any respect; and

     WHEREAS, the parties desire to cure certain inconsistencies by entering into this Supplement on the terms set forth below.

     NOW THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  AGREEMENTS

1.   STATUS OF INDENTURE.  Except as specifically set forth herein, the
     -------------------
Indenture and all related documents executed and delivered to the Trustee in connection with the Indenture and the Company's and each Guarantor's liabilities thereunder shall remain in full force and effect, and
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shall not be waived, modified, superseded or otherwise affected by this
Supplement. This Supplement is not to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Indenture and such other related documents, except as specifically set forth herein.

2.   EFFECTIVENESS.  This Supplement shall automatically become effective on and
     -------------
as of the date (the "Supplement Effective Date") that the Trustee has received each of the following:

     a. the written Opinion of Counsel to the Company as to the permissibility of this Supplement under the Indenture, pursuant to Section 10.6 of the Indenture; and

     b. Officers' Certificates from the Company and the Guarantors as to the compliance with the conditions precedent to the entry into this Supplement by the Company, the Guarantors and the Trustee.

3.   CONDITIONS TO LEGAL DEFEASANCE AND COVENANT DEFEASANCE.  As of the
     ------------------------------------------------------
Supplement Effective Date, Section 9.4(d) of the Indenture shall be deleted in its entirety and replaced with the following:

     "(d) (i) In the event of an election to apply Section 9.2 to the outstanding Securities, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 7.1(a)(4) or 7.1(a)(5) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); or (ii) in the event of an election to apply Section 9.3 to the outstanding Securities, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and the Trustee shall have received from the Company (i) the written opinion of a reputable financial advisory firm that each of the Company and the Guarantors are not insolvent for purposes of Section 547 of the Bankruptcy Law, as of the date of, and after giving effect to, such deposit; (ii) the written Opinion of Counsel to the Company stating that if each of the Company and the Guarantors are not insolvent for purposes of Section 547 of the Bankruptcy Law as of the date of, and after giving effect to, such deposit, such deposit cannot be a preference under applicable bankruptcy law;"

4.   COUNTERPARTS.  This Supplement may be executed in any number of
     ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                                     *****
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     IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first above written.

EMPRESS RIVER CASINO FINANCE            EMPRESS CASINO JOLIET
CORPORATION                             CORPORATION (f/k/a Empress River
                                        Casino Corporation

By: ____________________________        By: ______________________________
Name:___________________________        Name:_____________________________
Title:__________________________        Title:____________________________

EMPRESS CASINO HAMMOND                  EMPRESS ENTERTAINMENT, INC. (f/k/a
CORPORATION (f/k/a Lake Michigan        LMC Leasing, Ltd.)
Charters, Ltd.)


By: ____________________________        By: ______________________________
Name:___________________________        Name:_____________________________
Title:__________________________        Title:____________________________

U.S. BANK TRUST NATIONAL
ASSOCIATION (f/k/a First Trust          HAMMOND RESIDENTIAL, L.L.C.
National Association)


By: /s/ Richard H. Prokosch             By: ______________________________
   -----------------------------
Name:  RICHARD H. PROKOSCH              Name:_____________________________
     ---------------------------
Title: ASSISTANT VICE PRESIDENT         Title:____________________________
      --------------------------
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     IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first above written.

EMPRESS RIVER CASINO FINANCE                EMPRESS CASINO JOLIET
CORPORATION                                 CORPORATION (f/k/a Empress River
                                            Casino Corporation)

By: /s/ Peter A. Ferro                      By: /s/ Peter A. Ferro
   -----------------------------               ---------------------------------
Name:  PETER A. FERRO, JR.                  Name:  PETER A. FERRO, JR.
     ---------------------------                 -------------------------------
Title: CHIEF EXECUTIVE OFFICER              Title: CHIEF EXECUTIVE OFFICER
      --------------------------                  ------------------------------

EMPRESS CASINO HAMMOND                      EMPRESS ENTERTAINMENT, INC. (f/k/a
CORPORATION (f/k/a Lake Michigan            LMC Leasing, Ltd.)
Charters, Ltd.)


By: /s/ Peter A. Ferro                      By: /s/ Peter A. Ferro
   -----------------------------               ---------------------------------
Name:  PETER A. FERRO, JR.                  Name:  PETER A. FERRO, JR.
     ---------------------------                 -------------------------------
Title: CHIEF EXECUTIVE OFFICER              Title: CHIEF EXECUTIVE OFFICER
      --------------------------                  ------------------------------

U.S. BANK TRUST NATIONAL
ASSOCIATION (f/k/a First Trust              HAMMOND RESIDENTIAL, L.L.C.
National Association)


By:_____________________________            By: /s/ Peter A. Ferro
                                               ---------------------------------
Name:___________________________            Name:  PETER A. FERRO, JR.
                                                 -------------------------------
Title:__________________________            Title: CHIEF EXECUTIVE OFFICER
                                                  ------------------------------